UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 23, 2012, Lifecore Biomedical LLC (the “Company”), a wholly-owned subsidiary of Lifecore Biomedical, Inc., a wholly-owned subsidiary of Landec Corporation, entered into two material financing agreements with BMO Harris Bank N.A. and/or its affiliates (“BMO Harris”):  (a) a Credit and Security Agreement (the “Credit Agreement”) which includes (i) a one-year, $8.0 million asset-based working capital revolving line of credit, with an interest rate of LIBOR plus 1.85%, with availability based on the combination of the Company’s eligible accounts receivable and eligible inventory balances and (ii) a $12.0 million term loan which matures in four years with a variable interest rate of LIBOR plus 2% (the “Term Loan”) and (b) a Reimbursement Agreement (together with the Credit Agreement, the “Agreements”), pursuant to which BMO Harris caused its affiliate Bank of Montreal, acting through its Chicago Branch, to issue an irrevocable letter of credit in the amount of $3,543,151 (the “Letter of Credit”).  The obligations of the Company under the Agreements are secured by liens on all of the property of the Company.

The Agreements contain customary covenants, such as limitations on the ability to (i) incur indebtedness or grant liens or negative pledges on the Company’s assets; (ii) make loans or other investments; (iii) pay dividends or repurchase stock or other securities; (iv) sell assets; (v) engage in mergers; (vi) enter into sale and leaseback transactions; (vii) adopt certain benefit plans; and (viii) make changes in the Company’s corporate structure.  In addition, under the Credit Agreement, the Company must maintain (a) a minimum fixed charge coverage ratio of 1.10 to 1.0 and a minmum quick ratio of 1.25 to 1.00, both of which must be satisfied as of the end of each fiscal quarter commencing with the fiscal quarter ending August 26, 2012 and (b) a minimum tangible net worth of $29,000,000, measured as of May 28, 2013, and as of the end of each fiscal year of the Company thereafter.

The Agreements also contain customary events of default, such as payment failures; failure to comply with covenants; failure to satisfy other obligations under the Agreements; bankruptcy, insolvency and inability to pay debts when due; material judgments; pension plan terminations or specified underfunding; and defaults in respect of other indebtedness.  If an event of default occurs under an Agreement, BMO Harris has the right to accelerate the Company’s obligations under that Agreement, and, in the case of the Credit Agreement, BMO Harris may terminate its commitment under the Credit Agreement.

The Term Loan was used to repay the Company’s former credit facility with Wells Fargo Bank, National Association.  The Letter of Credit (which replaces a letter of credit previously provided by Wells Fargo Bank, National Association) provides liquidity and credit support for the City of Chaska, Minnesota Variable Rate Demand Purchase Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004, issued for the benefit of the Company.

The foregoing description of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Agreements, copies of which are attached hereto as Exhibits 10.1 and10.2 and the terms of which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Credit and Security Agreement dated May 23, 2012 by and between Lifecore Biomedical, LLC and BMO Harris Bank N.A.
10.2	Reimbursement Agreement dated May 23, 2012 by and between Lifecore Biomedical, LLC and BMO Harris Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: May 29, 2012	By:	/s/ Gregory S. Skinner
Gregory S. Skinner Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit and Security Agreement dated May 23, 2012 by and between Lifecore Biomedical, LLC and BMO Harris Bank N.A.
10.2	Reimbursement Agreement dated May 23, 2012 by and between Lifecore Biomedical, LLC and BMO Harris Bank N.A.